UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2004

Huntsman International Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	333-88057	87-0630359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Huntsman Way Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

On June 8, 2004, Huntsman International LLC, the operating subsidiary of Huntsman International Holdings LLC, issued the press release attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN INTERNATIONAL HOLDINGS LLC

/s/ J. Kimo Esplin
J. KIMO ESPLIN
Executive Vice President and
Chief Financial Officer

Dated:  June 8, 2004

The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934. The information in this report, including the exhibit hereto, shall not be incorporated by reference into any filing of Huntsman International Holdings LLC with the United States Securities and Exchange Commission (unless Huntsman International Holdings LLC specifically states that the information or exhibit in this particular report is incorporated by reference).

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated June 8, 2004.